EXHIBIT 99.2

FIRST HARTFORD CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Hartford Corporation (the "Company" ) on Form 10Q for the quarter ending July 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Stuart I. Greenwald, Treasurer, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stuart I. Greenwald Stuart I. Greenwald Treasurer September 11, 2003